1177 West Hastings Street Suite 2300 Vancouver, BC Canada V6E 2K3	Tel: 604.683.6332 Fax: 604.408.7499 www.ithmines.com

NR14-07	November 24, 2014

International Tower Hill Mines Announces CAD 8.4 Million Non-
Brokered Private Placement

Vancouver, B.C. – International Tower Hill Mines Ltd. (TSX: ITH, NYSE-MKT: THM, Frankfurt: IW9) (“ITH” or the “Company”) announces that it has arranged a non-brokered private placement financing (the “Offering”) of common shares to raise gross proceeds of approximately CAD 8.4 million.

The Offering will consist of 18,245,000 common shares of the Company at a price of CAD 0.46 per share. The transaction is anticipated to close on or before December 12, 2014. The Company intends to use the net proceeds of the private placement for advancement of optimization studies on the Livengood Gold Project in Alaska and for general working capital purposes.

The Offering will be taken up by certain current institutional shareholders (17,850,000 shares) and by certain directors and members of management (395,000 shares). The Company has determined that there are exemptions available from the various requirements of Multilateral Instrument 61-101 for the issuance of any common shares issued to related parties.

All common shares issued in the Offering will be subject to a hold period in Canada of four months from the closing of the Offering. All common shares issued in the United States will be subject to resale restrictions under U.S. federal and state securities laws. Completion of the Offering is subject to the Company obtaining all necessary regulatory approvals, including acceptance for filing by the Toronto Stock Exchange and the approval of the NYSE-MKT.

The common shares to be issued in the Offering have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”) or any applicable securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the 1933 Act) or persons in the United States absent registration or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the common shares to be issued in the Offering, nor shall there be any offer or sale of the common shares to be issued in the Offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls a 100% interest in the world-class Livengood Gold Project, located along the paved Elliott Highway, 70 miles north of Fairbanks, Alaska.

On behalf of
International Tower Hill Mines Ltd.

(signed) Thomas E. Irwin
Chief Executive Officer

International Tower Hill Mines Ltd.	- 2 -	November 24, 2014
NR14-07 Continued

Contact Information:	Rick Solie, Manager - Investor Relations
E-mail: rsolie@ithmines.com
	Direct line: 907-328-2825	Toll-Free: 1-855-428-2825

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including statements with respect to the anticipated completion of the Offering and the proposed use of the proceeds of the Offering by the Company, the ability of the Company to carry out and complete optimization studies with respect to the Livengood Gold Project, the ability of the Company to advance the Livengood Gold Project, the potential development of any mine at Livengood, business and financing plans and business trends are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, but not limited to, risks associated with the timing and pricing of the Offering, completion of the Offering, regulatory approval/acceptance of the Offering, the use of proceeds from the Offering, the potential inability of the Company to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s annual report on Form 10-K and other reports filed with the United States Securities and Exchange Commission (the “SEC”), and certain securities commissions in Canada and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the latest technical report filed with respect to the Company’s Livengood Gold Project.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.